Exhibit 99.3

L-3 COMMUNICATIONS HOLDINGS, INC.

Notice of Record Date of Distribution of

L-3 Communications Holdings, Inc. Common Stock

June 26, 2012

To:	Holders of 3% Convertible Contingent Debt Securities (CODES) due 2035

(CUSIP Numbers: 502413AW7 and 502424AE4)

Ladies and Gentlemen,

This Notice is provided pursuant to Section 12.6 of the Indenture dated as of July 29, 2005 (as amended and supplemented, the “Indenture”) by and among L-3 Communications Holdings, Inc. (the “Issuer”), the guarantors party thereto and The Bank of New York Mellon as Trustee (formerly known as The Bank of New York) (the “Trustee”) relating to the 3% Convertible Contingent Debt Securities Due 2035 of the Issuer (the “CODES”).

NOTICE IS HEREBY GIVEN THAT the board of directors of the Issuer has set July 16, 2012 (the “Record Date”) as the date on which the holders of the Issuer’s common stock shall be entitled to a distribution of shares of common stock of Engility Holdings, Inc. (“Engility”) in connection with the Issuer’s spin-off of Engility.

In accordance with Section 15.2 of the Indenture, this Notice has been delivered to the Trustee in accordance with the Indenture.

L-3 Communications Holdings, Inc.

By: The Bank of New York Mellon, as Trustee